For Immediate Release

Contacts:	Steve Gaut, Public Relations
404-828-8787
Scott Childress, Investor Relations
404-828-7957

UPS DELIVERS 1Q 2018 EPS OF $1.55, UP 17%

•	International Revenue and Operating Profit Climb 15%

•	Average Daily Exports grew 12%, Led by Europe and U.S. Trade Lanes

•	Supply Chain & Freight Operating Profit up 14% on 16% Revenue Growth

•	U.S. Domestic Revenue Rises 7.2% on 4.6% Volume Growth

•	Weather Conditions Muted First Quarter U.S. Domestic Results

•	Cash from Operations of $4.1B Resulted in Free Cash Flow* of $2.6B

•	Reaffirms Full-Year 2018 Adjusted EPS Guidance

ATLANTA - April 26, 2018 - UPS (NYSE:UPS) today announced that first-quarter 2018 earnings per share rose 17% to $1.55, led by double-digit operating profit growth in both International and Supply Chain and Freight segments. “Top-line growth in our business was strong across all business segments, reflecting the power of UPS’s global solutions and continued favorable economic conditions,” said UPS Chairman and CEO David Abney. “When combined with our transformation initiatives, these favorable trends position UPS for strong returns going forward.”

Consolidated Results	1Q 2018	1Q 2017	% Change
Revenue	$17,113 M	$15,510 M	10%
Net income	$1,345 M	$1,166 M	15%
Diluted earnings per share	$1.55	$1.33	17%

For the total company in 1Q 2018:

•	Total revenue increased 10% to $17.1 billion, on strong demand for UPS solutions.

•	Average yield increased by 4.3%, led by International and U.S. Deferred Air products.

•	UPS rewarded shareowners by increasing dividends per share by nearly 10% over the prior year, and distributing $840 million during the quarter.

•	To support investment strategies the company made capital expenditures of $1.5 billion.

•	The lower effective tax rate reflects a more competitive U.S. tax structure, some discrete tax items and includes the impact of share-based compensation.

•	First quarter results include the adoption of new accounting standards for pension and revenue recognition. Prior-period results were also recast to reflect these changes.

* Information on non-GAAP financial measures is attached to this press release.

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2-2-2

U.S. Domestic Segment

The U.S. Domestic segment experienced strong demand as customers increasingly chose UPS solutions. Both unexpected and planned items weighed on operating profit for the segment during the first quarter.

	1Q 2018	1Q 2017
Revenue	$10,227 M	$9,536 M
Operating profit	$756 M	$950 M

For the U.S. Domestic segment in 1Q 2018:

•	Revenue increased to $10.2 billion, up 7.2% over 1Q 2017. Revenue improved across all products, signaling the strong market demand for UPS solutions.

•	Revenue per piece increased 2.6% as higher base-rate pricing and fuel surcharges offset headwinds from customer and product mix.

•	Operating profit includes headwinds from severe winter weather of $85 million, Saturday deployment, network projects and higher pension expenses.

International Segment

“The execution of our diversified global strategies and our investments produced double-digit growth in revenue and profit,” said Abney. “Each of our International regions is contributing to our financial gains, and we expect this strong momentum to continue.”

	1Q 2018	1Q 2017
Revenue	$3,533 M	$3,074 M
Operating profit	$594 M	$518 M

For the International segment in 1Q 2018:

•	International revenue increased 15% despite two fewer operating days in many countries. Currency-neutral revenue increased 8.7%.

•	Export, Domestic and Cargo product groups all achieved double-digit revenue growth.

•	Export shipments per day grew an average 12% as premium products continue to outpace non-premium.

•	Export volume growth in Europe and the U.S. continued to be strong for the quarter.

•	Operating profit was $594 million, up 15% on higher Export shipments and expanded product yields. Currency-neutral operating profit increased 10%.

* Information on non-GAAP financial measures is attached to this press release.

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3-3-3

Supply Chain and Freight Segment

The Supply Chain and Freight segment produced another quarter of strong financial results. Revenue and operating profit grew by double digits due to successful revenue-quality initiatives, opportunistic growth strategies and structural cost reductions.

	1Q 2018	1Q 2017
Revenue	$3,353 M	$2,900 M
Operating profit	$170 M	$149 M

For the Supply Chain and Freight segment in 1Q 2018:

•	Revenue increased to $3.4 billion, up 16% over 1Q 2017. The business units focused on high quality, middle-market customers.

•	The Forwarding business led all units with 27% revenue growth, as revenue management initiatives and stable market conditions drove top-line gains.

•	UPS Freight revenue increased 9.9% on solid LTL (less-than-truckload) pricing and tonnage growth.

•	Operating profit was $170 million, up 14% from the same quarter in 2017.

Outlook

The company provides guidance on an adjusted (non-GAAP) basis because it is not possible to predict or provide a reconciliation reflecting the impact of future pension mark-to-market adjustments or other unanticipated events, which would be included in reported (GAAP) results and could be material.

“Our focused business strategies are producing strong results in both the International and Supply Chain segments,” said Richard Peretz, UPS’s chief financial officer. “The benefits from our investments, new multi-year transformation efficiencies and stronger pricing position us well for shareowner value creation.”

•	UPS expects 2018 adjusted diluted earnings per share to be in a range of $7.03 to $7.37.

•	The company projects free cash flow of $4.5 billion to $5.0 billion in 2018.

•	The effective tax rate should be in a range of 23% to 24% for the remainder of the year.

•	Capital expenditures in 2018 are planned between $6.5 billion to $7.0 billion.

# # #

Conference Call Information

UPS CEO David Abney and CFO Richard Peretz will discuss first-quarter results with investors and analysts during a conference call at 8:30 a.m. ET, April 26, 2018. That call is open to others through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.”

About UPS

UPS (NYSE: UPS) is a global leader in logistics, offering a broad range of solutions including transporting packages and freight; facilitating international trade, and deploying advanced technology to more efficiently manage the world of business. Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide. The company can be found on the web at ups.com or pressroom.ups.com and its corporate blog can be found at longitudes.ups.com. To get UPS news direct, follow @UPS_News on Twitter.

Forward-Looking Statements
Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties.
Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations (including tax laws and regulations), our competitive environment, changes in the facts or assumptions underlying our health and pension benefit funding obligations, negotiation and ratification of labor contracts, strikes, work stoppages and slowdowns, changes in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.
Reconciliation of GAAP and non-GAAP Financial Measures
We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, other income (expense), pre-tax income, net income and earnings per share. The equivalent measures determined in accordance with GAAP are also referred to as "reported" or "unadjusted.” Additionally, we periodically disclose free cash flow, free cash flow excluding discretionary pension contributions, as well as currency-neutral revenue, revenue per piece and operating profit.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include but are not limited to: amounts related to mark-to-market gains or losses (non-cash); settlement of contingencies; gains or losses associated with mergers, acquisitions, divestitures and other structural changes; charges related to restructuring programs; asset impairments (non-cash); amounts related to changes in tax regulations or positions; pension and postretirement related items; and debt modifications.
We believe that these non-GAAP measures provide additional meaningful information to assist users of our financial statements in understanding our financial results, cash flows and assessing our ongoing performance because they exclude items that may not be indicative of, or are unrelated to, our underlying operations and may provide a useful baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions. We also use certain of these measures for the determination of incentive compensation award results.

Non-GAAP financial measures should be considered in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.
Currency-Neutral Revenue, Revenue per Piece and Operating Profit
We supplement the reporting of our revenue, revenue per piece and operating profit with similar non-GAAP measures that exclude the period-over-period impact of foreign currency exchange rate changes and hedging activities. We believe currency-neutral revenue, revenue per piece and operating profit information allows users of our financial statements to understand growth trends in our products and results. We evaluate the performance of our International Package and Supply Chain and Freight businesses on a currency-neutral basis.
Currency-neutral revenue, revenue per piece and operating profit are calculated by dividing current period reported U.S. dollar revenue, revenue per piece and operating profit by the current period average exchange rates to derive current period local currency revenue, revenue per piece and operating profit. The derived current period local currency revenue, revenue per piece and operating profit are then multiplied by the average foreign exchange rates used to translate the comparable results for each month in the prior year period (including the period over period impact of foreign currency revenue hedging activities). The difference between the current period reported U.S. dollar revenue, revenue per piece and operating profit and the derived current period U.S. dollar revenue, revenue per piece and operating profit is the period over period impact of currency fluctuations.
Free Cash Flow
We supplement the reporting of cash flows from operating activities with free cash flow, a non-GAAP liquidity measure. We believe free cash flow is an important indicator of how much cash is generated by regular business operations and we use it as a measure of incremental cash available to invest in our business, meet our debt obligations and return cash to shareowners. We calculate free cash flow as cash flows from operating activities less capital expenditures, proceeds from disposals of property, plant and equipment, and plus or minus the net changes in finance receivables and other investing activities.

Reconciliation of GAAP and non-GAAP Revenue, Revenue Per Piece and Operating Profit
(in millions, except Per Piece amounts):

Three Months Ended March 31
	2018 As- Reported (GAAP)	2017 As- Reported (GAAP)	% Change (GAAP)	Currency Impact	2018 Currency- Neutral (non-GAAP)	% Change (non-GAAP)

Average Revenue Per Piece:
International Package:
Domestic	$6.70	$5.69	17.8%	$(0.74)	$5.96	4.7%
Export	28.87	28.15	2.6%	(1.21)	$27.66	(1.7)%
Total International Package	$16.99	$15.47	9.8%	$(0.96)	$16.03	3.6%

Consolidated	$10.97	$10.52	4.3%	$(0.16)	$10.81	2.8%

Revenue:
U.S. Domestic Package	$10,227	$9,536	7.2%	$—	$10,227	7.2%
International Package	3,533	3,074	14.9%	(193)	$3,340	8.7%
Supply Chain & Freight	3,353	2,900	15.6%	(51)	$3,302	13.9%
Total revenue	$17,113	$15,510	10.3%	$(244)	$16,869	8.8%

Operating Profit:
U.S. Domestic Package	$756	$950	(20.4)%	$—	$756	(20.4)%
International Package	594	518	14.7%	(22)	572	10.4%
Supply Chain & Freight	170	149	14.1%	(1)	169	13.4%
Total operating profit	$1,520	$1,617	(6.0)%	$(23)	$1,497	(7.4)%

Reconciliation of GAAP and non-GAAP Liquidity Measures (in millions)

Three Months Ended March 31

Net Increase in Cash, Cash Equivalents and Restricted Cash

Preliminary 2018
Cash flows from operating activities	$4,067
Cash flows used in investing activities	(1,446)
Cash flows used in financing activities	(2,550)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(14)
Net increase in cash, cash equivalents and restricted cash	$57

Reconciliation of Free Cash Flow (non-GAAP)

Preliminary 2018

Cash flows from operating activities (GAAP)	$4,067
Capital expenditures	(1,537)
Proceeds from disposals of PP&E	20
Net change in finance receivables	—
Other investing activities	2
Free cash flow (non-GAAP)	$2,552

United Parcel Service, Inc.
Selected Financial Data - First Quarter
(unaudited)

	Three Months Ended
	March 31
	2018	2017	Change	% Change
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$10,227	$9,536	$691	7.2%
International Package	3,533	3,074	459	14.9%
Supply Chain & Freight	3,353	2,900	453	15.6%
Total revenue	17,113	15,510	1,603	10.3%

Operating expenses:
Compensation and benefits	9,045	8,311	734	8.8%
Other	6,548	5,582	966	17.3%
Total operating expenses	15,593	13,893	1,700	12.2%

Operating profit:
U.S. Domestic Package	756	950	(194)	(20.4)%
International Package	594	518	76	14.7%
Supply Chain & Freight	170	149	21	14.1%
Total operating profit	1,520	1,617	(97)	(6.0)%

Other income (expense):
Other pension income (expense)	285	180	105	58.3%
Investment income and other	9	15	(6)	(40.0)%
Interest expense	(153)	(102)	(51)	50.0%
Total other income (expense)	141	93	48	51.6%

Income before income taxes	1,661	1,710	(49)	(2.9)%

Income tax expense	316	544	(228)	(41.9)%

Net income	$1,345	$1,166	$179	15.4%

Net income as a percentage of revenue	7.9%	7.5%

Per share amounts:
Basic earnings per share	$1.55	$1.33	$0.22	16.5%
Diluted earnings per share	$1.55	$1.33	$0.22	16.5%

Weighted-average shares outstanding:
Basic	866	874	(8)	(0.9)%
Diluted	870	879	(9)	(1.0)%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data - First Quarter
(unaudited)

	Three Months Ended
	March 31
	2018	2017	Change	% Change

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,784	$1,665	$119	7.1%
Deferred	1,069	970	99	10.2%
Ground	7,374	6,901	473	6.9%
Total U.S. Domestic Package	10,227	9,536	691	7.2%
International Package:
Domestic	716	613	103	16.8%
Export	2,672	2,337	335	14.3%
Cargo and Other	145	124	21	16.9%
Total International Package	3,533	3,074	459	14.9%
Supply Chain & Freight:
Forwarding	1,605	1,266	339	26.8%
Logistics	782	740	42	5.7%
Freight	777	707	70	9.9%
Other	189	187	2	1.1%
Total Supply Chain & Freight	3,353	2,900	453	15.6%
Consolidated	$17,113	$15,510	$1,603	10.3%

Consolidated volume (in millions)	1,241	1,187	54	4.5%

Operating weekdays	64	64	—	—%

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,437	1,315	122	9.3%
Deferred	1,297	1,243	54	4.3%
Ground	13,545	13,008	537	4.1%
Total U.S. Domestic Package	16,279	15,566	713	4.6%
International Package:
Domestic	1,670	1,683	(13)	(0.8)%
Export	1,446	1,297	149	11.5%
Total International Package	3,116	2,980	136	4.6%
Consolidated	19,395	18,546	849	4.6%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$19.40	$19.78	$(0.38)	(1.9)%
Deferred	12.88	12.19	0.69	5.7%
Ground	8.51	8.29	0.22	2.7%
Total U.S. Domestic Package	9.82	9.57	0.25	2.6%
International Package:
Domestic	6.70	5.69	1.01	17.8%
Export	28.87	28.15	0.72	2.6%
Total International Package	16.99	15.47	1.52	9.8%
Consolidated	$10.97	$10.52	$0.45	4.3%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Supplemental Analysis of Currency and UPS Freight - First Quarter

Currency Neutral Revenue Per Piece
(unaudited)

	Three Months Ended				Currency
	March 31			Neutral
	2018	2017	% Change	Currency	2018*	% Change

Average Revenue Per Piece:
International Package:
Domestic	$6.70	$5.69	17.8%	$(0.74)	$5.96	4.7%
Export	28.87	28.15	2.6%	(1.21)	27.66	(1.7)%
Total International Package	$16.99	$15.47	9.8%	$(0.96)	$16.03	3.6%

Consolidated	$10.97	$10.52	4.3%	$(0.16)	$10.81	2.8%
*Amounts adjusted for period over period foreign currency exchange rate and hedging differences

Currency Neutral Revenue
(unaudited)

	Three Months Ended				Currency
	March 31			Neutral
	2018	2017	% Change	Currency	2018*	% Change

Revenue (in millions):
U.S. Domestic Package	$10,227	$9,536	7.2%	$—	$10,227	7.2%
International Package	3,533	3,074	14.9%	(193)	3,340	8.7%
Supply Chain & Freight	3,353	2,900	15.6%	(51)	3,302	13.9%
Total revenue	$17,113	$15,510	10.3%	$(244)	$16,869	8.8%
*Amounts adjusted for period over period foreign currency exchange rate and hedging differences

Currency Neutral Operating Profit
(unaudited)

	Three Months Ended				Currency
	March 31				Neutral
	2018	2017	% Change	Currency	2018*	% Change

Operating Profit (in millions):
U.S. Domestic Package	$756	$950	(20.4)%	$—	$756	(20.4)%
International Package	594	518	14.7%	(22)	572	10.4%
Supply Chain & Freight	170	149	14.1%	(1)	169	13.4%
Total operating profit	$1,520	$1,617	(6.0)%	$(23)	$1,497	(7.4)%
* Amounts adjusted for period over period foreign currency exchange rate and hedging differences

UPS Freight Selected Operating Data - First Quarter
(unaudited)

	Three Months Ended
	March 31
	2018	2017	Change	% Change
LTL revenue (in millions)	$661	$616	$45	7.3%
LTL revenue per LTL hundredweight	$24.76	$23.57	$1.19	5.0%

LTL shipments (in thousands)	2,468	2,510	(42)	(1.7)%
LTL shipments per day (in thousands)	38.6	39.2	(0.6)	(1.7)%

LTL gross weight hauled (in millions of pounds)	2,670	2,613	57	2.2%
LTL weight per shipment (in pounds)	1,082	1,041	41	3.9%

Operating weekdays	64	64	—	—%

United Parcel Service, Inc.
Detail of Other Operating Expenses - First Quarter
(unaudited)

	Three Months Ended
	March 31
	2018	2017	Change	% Change
(amounts in millions)
Repairs and Maintenance	$434	$390	$44	11.3%
Depreciation and Amortization	596	554	42	7.6%
Purchased Transportation	3,145	2,545	600	23.6%
Fuel	750	621	129	20.8%
Other Occupancy	361	299	62	20.7%
Other Expenses	1,262	1,173	89	7.6%
Total Other Operating Expenses	$6,548	$5,582	$966	17.3%

Detail of Other Pension Income (Expense) - First Quarter
(unaudited)

	Three Months Ended
	March 31
	2018	2017	Change	% Change

U.S. Domestic Package	$227	$139	88	63.3%
International Package	20	13	7	53.8%
Supply Chain & Freight	38	28	10	35.7%
Total other pension income (expense)	$285	$180	$105	58.3%

Earnings Per Share and Share Data - First Quarter (unaudited)

	Three Months Ended
	March 31
	2018	2017
(amounts in millions, except per share data)
Numerator:
Net income	$1,345	$1,166

Denominator:
Weighted-average shares	861	869
Deferred compensation obligations	1	1
Vested portion of restricted units	4	4
Denominator for basic earnings per share	866	874

Effect of dilutive securities:
Restricted units	4	4
Stock options	—	1
Denominator for diluted earnings per share	870	879

Basic earnings per share	$1.55	$1.33

Diluted earnings per share	$1.55	$1.33

Detail of shares outstanding as of March 31, 2018:

Class A shares	173
Class B shares	689
Total shares outstanding	862

United Parcel Service, Inc.
Consolidated Balance Sheets - March 31, 2018 and December 31, 2017
(unaudited)

	March 31, 2018	December 31, 2017
(amounts in millions)

ASSETS
Current Assets:
Cash and marketable securities	$4,209	$4,069
Other current assets	9,411	11,649
Total Current Assets	13,620	15,718
Property, Plant and Equipment	50,309	48,726
Less accumulated depreciation and amortization	27,070	26,608
	23,239	22,118
Other Assets	7,605	7,738
Total Assets	$44,464	$45,574

LIABILITIES AND SHAREOWNERS' EQUITY
Current Liabilities	$11,149	$12,886
Long-Term Debt	20,409	20,278
Pension and Postretirement Benefit Obligations	7,053	7,061
Deferred Taxes, Credits and Other Liabilities	4,478	4,325
Shareowners' Equity	1,375	1,024
Total Liabilities and Shareowners’ Equity	$44,464	$45,574

Amounts are subject to reclassification.

United Parcel Service, Inc.
Selected Cash Flow Data
(unaudited)

Net Increase in Cash, Cash Equivalents and Restricted Cash
Preliminary
Year-to-Date
(amounts in millions)	March 31
Cash flows from operating activities	$4,067
Cash flows used in investing activities	(1,446)
Cash flows used in financing activities	(2,550)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(14)
Net increase in cash, cash equivalents and restricted cash	$57

Reconciliation of Free Cash Flow (non-GAAP)
Preliminary
Year-to-Date
(amounts in millions)	March 31
Cash flows from operating activities	$4,067
Capital expenditures	(1,537)
Proceeds from disposals of PP&E	20
Net change in finance receivables	—
Other investing activities	2
Free cash flow (non-GAAP)	$2,552

Amounts are subject to reclassification.

United Parcel Service, Inc.
Aircraft Fleet - as of March 31, 2018
(unaudited)

Description	Owned and Capital Leases	Leases & Charters from Others	On Order	Under Option
Operating:
Boeing 757-200	75	—	—	—
Boeing 767-200	—	2	—	—
Boeing 767-300	59	—	4	—
Boeing 767-300BCF	3	—	—	—
Airbus A300-600	52	—	—	—
Boeing MD-11	37	4	—	—
Boeing 747-400F	11	—	—	—
Boeing 747-400BCF	2	—	—	—
Boeing 747-8F	5	—	23	—
Other	—	314	—	—

Total	244	320	27	—